UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

HANDHELD ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
539 Bryant Street, Suite 403 San Francisco, CA		94107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01    Completion of Acquisition or Disposition of Assets

On December 18, 2006, Handheld Entertainment, Inc. (‘‘HHE’’) acquired (the ‘‘Acquisition’’) certain assets from Scott John Paul Worsnop (‘‘Worsnop’’), including all of the assets and business interests relating to the website YourDailyMedia.com (‘‘YDM’’), pursuant to an Asset Purchase Agreement (the ‘‘Purchase Agreement’’), dated as of December 15, 2006, by and between HHE and Worsnop.

The consideration paid in the Acquisition (which was determined as a result of arms’-length negotiations and which was based upon an analysis of YDM’s current and projected business activity in addition to comparable companies and transactions) consisted of a combination of cash in the amount of $260,000, $200,000 which is due January 2, 2007 and $60,000 which is payable over the following twelve months and a five-year $800,000 convertible promissory note in favor of Worsnop that is convertible into 186,306 shares of HHE’s common stock (the ‘‘Note’’).

HHE has granted Worsnop standard ‘‘piggy-back’’ registration rights with respect to any shares of common stock issued upon conversion of the Note.

YDM is a rapidly growing, leading aggregator of user-generated content that attracts as many as 1.8 million unique visitors each month. Launched in June 2005, YDM generates more than 5.8 million monthly page views.

Item 2.03    Creation of a Direct Financial Obligation

As disclosed in Item 2.01, HHE issued the Note in the principal amount of $800,000 bearing interest at 4.9% per annum as part of the purchase price for the Acquisition. The outstanding and unconverted principal amount of the Note is due on December 31, 2011 (the ‘‘Maturity Date’’). The entire outstanding and unconverted principal amount may become due and payable prior to Maturity Date upon the occurrence of certain events of default including, but not limited to, (i) failure to pay interest and principal when due, (ii) the insolvency of HHE, and (iii) the filing against HHE of any involuntary petition under any bankruptcy statutes.

HHE may prepay the entire outstanding amount due under the amount any time prior to the Maturity Date upon 30 days written notice to Worsnop. At any time after HHE has registered the shares of common stock issuable upon conversion of the Note, HHE may force the conversion of the outstanding principal amount of the Note upon notice to Worsnop (the ‘‘Conversion Notice’’) provided that the average of the closing prices of HHE’s common stock in the five days preceding the Conversion Notice equals or exceeds $8.59 and the average daily trading volume for the common stock in the 30 day period preceding the Conversion Notice equals or exceeds 50,000 shares per day.

The description of the agreements discussed herein is qualified in its entirety by reference to the agreements filed as exhibits hereto.

Item 8.01    Other Events

On December 18, 2006, HHE issued a press release announcing the Acquisition, which is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Exhibit
2.1	Asset Purchase Agreement by & between Handheld Entertainment, Inc., and Scott John Paul Worsnop
10.1	4.9% Convertible Promissory Note
10.2	Registration Rights Agreement
99.1	Press release dated December 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.
Dated: December 18, 2006	By:	/s/ Jeff Oscodar
		Name:	Jeff Oscodar
		Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Asset Purchase Agreement by & between Handheld Entertainment, Inc., and Scott John Paul Worsnop
10.1	4.9% Convertible Promissory Note
10.2	Registration Rights Agreement
99.1	Press release dated December 18, 2006